Exhibit 99.1

Tesoro Reports Third Quarter Earnings

    SAN ANTONIO--(BUSINESS WIRE)--Nov. 4, 2004--Tesoro Petroleum Corporation (NYSE:TSO) today reported net earnings of $64.6 million, or $0.93 per share, for the third quarter of 2004 compared to net earnings of $70.6 million, or $1.09 per share, for the third quarter of 2003.
    As reported in the attached financial information, results for the third quarter include after-tax charges of $12.7 million, or $0.18 per share, to write-off premiums and unamortized debt issuance costs in connection with the Company's prepayment of almost $400 million of debt during the quarter. Excluding these special items, net earnings for the quarter were $77.3 million, or $1.11 per share, compared to net earnings excluding special items for the third quarter of 2003 of $77.1 million, or $1.19 per share.
    For the first nine months of 2004, the company reported net earnings of $328.1 million, or $4.79 per share, compared to net earnings of $84 million, or $1.30 per share, for the first nine months of 2003. Excluding special items, net earnings for the nine months of 2004 were $342 million, or $4.99 per share, compared to net earnings excluding special items of $117.2 million, or $1.81 per share, for the first nine months of 2003.
    "This was another very successful quarter for our company.
Industry margins continued to be better than historical averages and exceeded margins in the third quarter of 2003, operational reliability was excellent and our total throughput was our second best ever," said
Bruce A. Smith, Chairman, President and CEO of Tesoro. "Throughput and the quarter's financial results could have meaningfully been better without the planned coker turnaround at Golden Eagle. Tesoro began the coker turnaround on September 6th which limited our total throughput at that facility and also reduced the amount of lower cost heavy crude that we could process. In addition, to sustain gasoline production, we purchased higher-cost, lighter crudes and processed more intermediate feedstocks. Using our actual margins, we estimate that we lost the opportunity to generate another $34 million of operating income due to this turnaround."
    Tesoro stated that the Golden Eagle coker turnaround was completed October 31st and the facility is currently operating at its planned throughput rate of approximately 160,000 barrels per day.
    "Our third quarter financial results were also impacted by the decision to prepay debt," Smith continued. "In June of 2002, we announced a plan to reduce our debt by $500 million. Including the $400 million of debt we repaid in the third quarter, debt is down nearly $900 million, debt to total capitalization has decreased to 48% and cash at September 30th was over $200 million."
    "Our commitment to shareholders to grow the value of Tesoro is being recognized by investors and I believe our track record over the past two and a half years confirms our ability to improve future shareholder value," added Smith.

    Public Invited to Listen to Analyst Conference Call via Internet

    At 2 p.m., CT, Thursday, November 4, 2004, Tesoro will broadcast, live, its conference call with analysts regarding third quarter 2004 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tesoropetroleum.com and clicking on the "What's New" section.
    Tesoro Petroleum Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes over 500 branded retail stations, of which over 200 are company operated under the Tesoro(R) and Mirastar(R) brands.

    This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements concern the company's expectation of improved shareholder value. Factors which can cause actual results to differ from these forward-looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks or refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at our or third-party facilities, political developments and other factors beyond our control. For more information concerning these factors and other factors that could cause such a difference, see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.


                     TESORO PETROLEUM CORPORATION
                STATEMENTS OF CONSOLIDATED OPERATIONS
                             (Unaudited)
                (In millions except per share amounts)

                              Three Months Ended    Nine Months Ended
                                 September 30,        September 30,
                              -------------------  -------------------
                                2004     2003 (a)    2004     2003 (a)
                              --------  ---------  ---------  --------
Revenues                     $3,288.5  $ 2,330.0  $ 8,873.4  $6,732.5
Costs and Expenses:
      Costs of sales and
       operating expenses     3,053.2    2,096.2    7,967.2   6,206.9
      Selling, general and
       administrative
       expenses (b)              37.8       28.3      107.5      98.7
      Depreciation and
       amortization              36.3       36.7      111.1     110.4
      Loss on asset sales and
       impairments (a)            0.6        9.2        4.7      10.3
                              --------  ---------  ---------  --------
Operating Income                160.6      159.6      682.9     306.2
      Interest and Financing
       Costs, Net (c)           (52.9)     (45.9)    (136.0)   (171.1)
                              --------  ---------  ---------  --------
        Earnings Before
         Income Taxes           107.7      113.7      546.9     135.1
Income Tax Provision             43.1       43.1      218.8      51.1
                              --------  ---------  ---------  --------
Net Earnings                 $   64.6  $    70.6  $   328.1  $   84.0
                              ========  =========  =========  ========
Net Earnings Per Share:
      Basic                  $   0.98  $    1.09  $    5.02  $   1.30
      Diluted                $   0.93  $    1.09  $    4.79  $   1.30
Weighted Average Common
 Shares:
      Basic                      65.6       64.6       65.3      64.6
      Diluted                    69.5       64.9       68.5      64.8

-----------------------------
(a) The 2003 results include the marine services operations, which were sold in December 2003. In September 2003, the Company recorded a pretax loss of $7.6 million, or $0.07 per share, reflecting the sales value of the assets and estimated selling costs.

(b) Includes stock-based compensation for stock options and other stock-based awards totaling $3.3 million and $9.0 million during the three months and nine months ended September 30, 2004, respectively. The fair value method of accounting for stock options was adopted on January 1, 2004 and, therefore, compensation expense associated with stock options was not recorded during 2003.

(c) During the three months ended September 30, 2004, the Company wrote off unamortized debt issuance and discount costs of $9.3 million and incurred redemption premiums of $11.9 million associated with the voluntary prepayments of the 9% senior subordinated notes and senior secured term loans. In addition, the Company recorded charges of $2.0 million during the nine months ended September 30, 2004 for financing costs related to amending both the 8% senior secured notes and the senior secured term loans. During the three months and nine months ended September 30, 2003, the Company wrote-off $2.9 million and $36.2 million, respectively, of unamortized debt issuance costs related to voluntary prepayments of debt and the replacement of the Company's previous credit facility with a new credit agreement and term debt.


               NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
                             (Unaudited)
                (In millions except per share amounts)



                              Three Months Ended    Nine Months Ended
                                September 30,         September 30,
                              -------------------  -------------------
                                2004     2003 (a)    2004     2003 (a)
                              --------  ---------  ---------  --------
Net Earnings - U.S. GAAP     $   64.6  $    70.6  $   328.1  $   84.0
Special Items, Aftertax:
      Financing costs related
       to debt prepayments
       and refinancing (c)       12.7        1.8       13.9      22.8
      Loss on sale of Marine
       Services (a)                --        4.7         --       4.7
      Early retirement and
       severance costs             --         --         --       5.7
                              --------  ---------  ---------  --------
Net Earnings Adjusted for
 Special Items               $   77.3  $    77.1  $   342.0  $  117.2
                              ========  =========  =========  ========

Net Earnings Per Share -
 U.S. GAAP                   $   0.93  $    1.09  $    4.79  $   1.30
Special Items Per Share,
 Aftertax:
      Financing costs related
       to debt prepayments
       and refinancing (c)       0.18       0.03       0.20      0.35
      Loss on sale of Marine
       Services (a)                --       0.07         --      0.07
      Early retirement and
       severance costs             --         --         --      0.09
                              --------  ---------  ---------  --------
Net Earnings Per Share
 Adjusted for Special Items  $   1.11  $    1.19  $    4.99  $   1.81
                              ========  =========  =========  ========

-----------------------------
Note: The special items present information that the Company believes is useful to investors, relating to prepayments and refinancing of debt, the sale of Marine Services assets in 2003, and severance and other reorganization costs. The Company believes that the special items described above are not indicative of its core operations.


                     TESORO PETROLEUM CORPORATION
                   SELECTED OPERATING SEGMENT DATA
                             (Unaudited)
                            (In millions)


                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               -------------------  ------------------
                                  2004      2003      2004       2003
                               ---------  --------  ---------  -------

Operating Income (Loss)
          Refining               $  187.1  $  175.4  $ 766.2  $ 356.9
          Retail                      1.1       6.6     (4.6)     8.8
          Marine Services (a)          --       2.1       --      4.9
                                  --------  --------  -------  -------
                 Total Segment
                  Operating
                  Income            188.2     184.1    761.6    370.6
          Corporate and
           Unallocated Costs (d)    (27.0)    (15.3)   (74.0)   (54.1)
          Loss on Asset Sales
           and Impairments (a)       (0.6)     (9.2)    (4.7)   (10.3)
                                  --------  --------  -------  -------
              Operating
               Income               160.6     159.6    682.9    306.2
          Interest and
           Financing Costs,
           Net (c)                  (52.9)    (45.9)  (136.0)  (171.1)
                                  --------  --------  -------  -------
              Earnings Before
               Income Taxes      $  107.7  $  113.7  $ 546.9  $ 135.1
                                  ========  ========  =======  =======

Depreciation and
 Amortization
          Refining               $   30.1  $   29.5  $  92.9  $  88.9
          Retail                      4.5       4.7     13.3     14.7
          Marine Services (a)          --       0.6       --      2.0
          Corporate                   1.7       1.9      4.9      4.8
                                  --------  --------  -------  -------
              Depreciation and
               Amortization      $   36.3  $   36.7  $ 111.1  $ 110.4
                                  ========  ========  =======  =======

Capital Expenditures
          Refining               $   37.4  $   22.4  $  80.7  $  64.8
          Retail                      0.4       0.3      1.4      0.6
          Marine Services (a)          --       0.2       --      0.6
          Corporate                   1.4       0.4      3.4      0.9
                                  --------  --------  -------  -------
              Capital
               Expenditures      $   39.2  $   23.3  $  85.5  $  66.9
                                  ========  ========  =======  =======
-----------------------
(d) Corporate and unallocated costs for the nine months ended September 30, 2003 include charges of $4.7 million in reorganization costs, primarily a non-cash charge for voluntary early retirement benefits and severance payments. An additional $4.3 million of reorganization costs were charged to the operating segments during 2003, including $2.6 million in refining, $1.3 million in retail and $0.4 million in marine services.


                          BALANCE SHEET DATA
                             (Unaudited)
                        (Dollars in millions)

                                September 30,   December 31,
                                    2004            2003
                                -------------   -------------
Total Assets                   $     4,131.3   $     3,661.3
Total Debt                     $     1,217.1   $     1,608.8
Total Stockholders' Equity     $     1,314.6   $       965.4
Total Debt to Capitalization
 Ratio                                    48%             62%



                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)


                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2004      2003      2004       2003
                              --------  --------  ---------  ---------
REFINING SEGMENT
   Total Refining Segment
    Throughput (thousand
     barrels per day)
      Heavy crude               242.4     278.9      268.2      284.2
      Light crude               264.8     209.0      234.1      188.7
      Other feedstocks           27.4      17.5       21.1       16.2
                              --------  --------  ---------  ---------
            Total Throughput    534.6     505.4      523.4      489.1
                              ========  ========  =========  =========

    Yield (thousand barrels
     per day)
      Gasoline and gasoline
       blendstocks              257.1     246.6      254.9      241.4
      Jet fuel                   71.2      58.5       66.5       56.8
      Diesel fuel               110.7     111.0      110.0      105.4
      Heavy oils, residual
       products, internally
       produced fuel and
       other                    114.2     107.8      111.1      104.1
                              --------  --------  ---------  ---------
            Total Yield         553.2     523.9      542.5      507.7
                              ========  ========  =========  =========

    Refining Margin
     ($/throughput bbl) (e)
      Gross                  $   8.27  $   8.24  $    9.73  $    7.04
      Manufacturing cost
       before depreciation
       and amortization (e)  $   2.96  $   2.80  $    2.89  $    2.83

    Segment Operating Income
     ($ millions)
      Gross refining margin
       (after inventory
        changes) (f)         $  402.8  $  376.3  $ 1,389.8  $   938.8
      Expenses (g)
       Manufacturing costs      145.4     130.0      414.2      377.8
       Other operating
        expenses                 34.4      34.9       98.9       93.8
       Selling, general and
        administrative            5.8       6.5       17.6       21.4
       Depreciation and
        amortization (h)         30.1      29.5       92.9       88.9
                              --------  --------  ---------  ---------
           Segment Operating
            Income           $  187.1  $  175.4  $   766.2  $   356.9
                              ========  ========  =========  =========

    Product Sales (thousand
     barrels per day) (i)
      Gasoline and gasoline
       blendstocks              302.6     289.4      299.9      283.8
      Jet fuel                   99.0      86.2       88.3       84.2
      Diesel fuel               140.1     122.5      133.1      124.8
      Heavy oils, residual
       products and other        72.2      70.7       74.8       70.2
                              --------  --------  ---------  ---------
            Total Product
             Sales              613.9     568.8      596.1      563.0
                              ========  ========  =========  =========

    Product Sales Margin
     ($/barrel) (i)
      Average sales price    $  55.11  $  41.06  $   51.68  $   40.23
      Average costs of sales    47.41     33.98      42.85      34.20
                              --------  --------  ---------  ---------
       Product Sales Margin  $   7.70  $   7.08  $    8.83  $    6.03
                              ========  ========  =========  =========
-----------------
(e) Management uses gross refining margin per barrel to evaluate performance, allocate resources and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(f) Gross refining margin is revenues less costs of feedstocks, purchased products, transportation, and distribution. Gross refining margin approximates total refining segment throughout times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the retail segment at prices which approximate market.

(g) Includes $2.6 million for voluntary early retirement benefits and severance payments during the nine months ended September 30, 2003.

(h) Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.61 and $0.55 for the three months ended September 30, 2004 and 2003, respectively, and $0.65 and $0.58 for the nine months ended September 30, 2004 and 2003, respectively.

(i) Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin includes margins on sales of manufactured and purchased products and the effects of inventory changes.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)


                              Three Months Ended Nine Months Ended
                                September 30,      September 30,
                              ------------------ ------------------
                                2004      2003     2004      2003
                              --------  -------- --------  --------
Refining By Region
   California (j)
    Throughput (thousand
     barrels per day)
      Heavy crude               116.4     147.4    135.8     149.3
      Light crude                19.9       4.2      8.3       2.7
      Other feedstocks           17.2       6.3     12.1       6.2
                              --------  -------- --------  --------
            Total Throughput    153.5     157.9    156.2     158.2
                              ========  ======== ========  ========

    Yield (thousand barrels
     per day)
      Gasoline and gasoline
       blendstocks               96.6      97.2     99.0      99.6
      Diesel fuel                37.8      40.5     38.7      39.8
      Heavy oils, residual
       products, internally
       produced fuel and
       other                     27.2      29.5     27.4      28.2
                              --------  -------- --------  --------
            Total Yield         161.6     167.2    165.1     167.6
                              ========  ======== ========  ========

    Refining Margin
     ($/throughput bbl)
      Gross                  $  11.61  $  11.19 $  14.16  $  10.28
      Manufacturing cost
       before depreciation
       and amortization      $   5.06  $   4.39 $   4.77  $   4.42

   Pacific Northwest (Alaska
    & Washington) (k)
     Throughput (thousand
      barrels per day)
      Heavy crude                82.2      85.6     86.4      84.3
      Light crude                94.1      84.2     82.5      72.9
      Other feedstocks            5.4       6.6      4.4       6.3
                              --------  -------- --------  --------
            Total Throughput    181.7     176.4    173.3     163.5
                              ========  ======== ========  ========

    Yield (thousand barrels
     per day)
      Gasoline and gasoline
       blendstocks               77.0      80.3     73.5      74.0
      Jet fuel                   34.8      26.8     31.2      25.4
      Diesel fuel                26.9      32.0     27.3      27.2
      Heavy oils, residual
       products, internally
       produced fuel
        and other                48.1      42.5     46.1      42.1
                              --------  -------- --------  --------
            Total Yield         186.8     181.6    178.1     168.7
                              ========  ======== ========  ========

    Refining Margin
     ($/throughput bbl)
      Gross                  $   7.95  $   8.04 $   8.83  $   6.44
      Manufacturing cost
       before depreciation
       and amortization      $   2.29  $   2.11 $   2.33  $   2.17

   Mid-Pacific (Hawaii)
    Throughput (thousand
     barrels per day)
      Heavy crude                43.8      45.9     46.0      50.6
      Light crude                41.1      34.5     38.8      26.6
                              --------  -------- --------  --------
            Total Throughput     84.9      80.4     84.8      77.2
                              ========  ======== ========  ========

    Yield (thousand barrels
     per day)
      Gasoline and gasoline
       blendstocks               20.7      20.2     21.8      18.5
      Jet fuel                   24.6      23.0     24.5      22.9
      Diesel fuel                15.2      13.5     14.5      13.5
      Heavy oils, residual
       products, internally
       produced fuel
       and other                 25.9      25.0     25.4      23.4
                              --------  -------- --------  --------
            Total Yield          86.4      81.7     86.2      78.3
                              ========  ======== ========  ========

    Refining Margin
     ($/throughput bbl)
      Gross                  $   5.07  $   4.07 $   5.75  $   3.16
      Manufacturing cost
       before depreciation
       and amortization      $   1.55  $   1.40 $   1.44  $   1.40
----------------
(j) The California refinery's scheduled maintenance turnaround, which began during the 2004 third quarter, resulted in reduced throughput and yield levels.

(k) Throughput and yield levels were reduced in the 2003 second quarter during a scheduled maintenance turnaround at the Alaska refinery.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)


                                     Three Months      Nine Months
                                        Ended             Ended
                                     September 30,    September 30,
                                   ----------------- ----------------
                                    2004      2003    2004     2003
                                   -------  -------  -------  -------
Mid-Continent (North Dakota &
 Utah) (l)
 Throughput (thousand barrels
  per day)
   Light crude                   109.7     86.1    104.5     86.5
   Other feedstocks                4.8      4.6      4.6      3.7
                                -------  -------  -------  -------
         Total Throughput        114.5     90.7    109.1     90.2
                                =======  =======  =======  =======

 Yield (thousand barrels per
  day)
   Gasoline and gasoline
    blendstocks                   62.8     48.9     60.6     49.3
   Jet fuel                       11.8      8.7     10.8      8.5
   Diesel fuel                    30.8     25.0     29.5     24.9
   Heavy oils, residual
    products, internally
    produced fuel and other       13.0     10.8     12.2     10.4
                                -------  -------  -------  -------
         Total Yield             118.4     93.4    113.1     93.1
                                =======  =======  =======  =======

 Refining Margin ($/throughput
  bbl)
   Gross                       $  6.68  $  7.16  $  7.90  $  5.75
   Manufacturing cost before
    depreciation and
    amortization               $  2.23  $  2.59  $  2.22  $  2.45
------------
(l) Throughput and yield levels were reduced during scheduled maintenance turnarounds at the North Dakota refinery in the 2003 third quarter and at the Utah refinery in the 2003 first quarter.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                             (Unaudited)

                                   Three Months       Nine Months
                                      Ended              Ended
                                   September 30,     September 30,
                                  ----------------  ----------------
                                    2004     2003     2004     2003
                                  -------  -------  -------  -------
RETAIL SEGMENT
   Number of Stations (end of
    period)
     Company-operated                221      228      221      228
     Branded jobber/dealer           313      336      313      336
                                  -------  -------  -------  -------
      Total Stations                 534      564      534      564
                                  =======  =======  =======  =======
   Average Stations (during
    period)
     Company-operated                222      228      223      229
     Branded jobber/dealer           315      342      320      350
                                  -------  -------  -------  -------
     Total Average Retail
      Stations                       537      570      543      579
                                  =======  =======  =======  =======

   Fuel Sales (millions of
    gallons)
     Company-operated               76.6     79.1    219.1    235.8
     Branded jobber/dealer          59.7     65.8    168.9    203.0
                                  -------  -------  -------  -------
          Total Fuel Sales         136.3    144.9    388.0    438.8
                                  =======  =======  =======  =======

   Fuel Margin ($/gallon) (m)    $  0.15  $  0.18  $  0.15  $  0.17
   Merchandise Sales
    ($ millions)                 $  35.5  $  32.8  $  96.2  $  87.3
   Merchandise Margin
    ($ millions)                 $  10.0  $   9.4  $  26.4  $  23.6
   Merchandise Margin %               28%      29%      27%      27%

   Segment Operating Income
    (Loss) ($ millions)
     Gross Margins
      Fuel (n)                   $  20.4  $  26.7  $  56.3  $  74.9
      Merchandise and other non-
       fuel margin                  11.1     10.3     29.3     26.7
                                  -------  -------  -------  -------
        Total Gross Margins         31.5     37.0     85.6    101.6
     Expenses (o)
      Operating expenses            19.4     18.3     56.2     53.7
      Selling, general and
       administrative                6.5      7.4     20.7     24.4
      Depreciation and
       amortization                  4.5      4.7     13.3     14.7
                                  -------  -------  -------  -------
        Segment Operating Income
        (Loss)                   $   1.1  $   6.6  $  (4.6) $   8.8
                                  =======  =======  =======  =======
---------------
(m) Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be calculated similarly by other companies. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. Management uses fuel margin per gallon to compare profitability to other companies in the industry.

(n) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

(o) Includes $1.3 million for voluntary early retirement benefits and severance payments during the nine months ended September 30, 2003.


    CONTACT: Tesoro Petroleum Corporation, San Antonio
             Investors:
             John Robertson, 210-283-2687
             or
             Media:
             Tara Payne, 210-283-2676